UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

June 13, 2005

GANNETT CO., INC.

(Exact name of registrant as specified in charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation or Organization of Registrant)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

(703) 854-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 13, 2005, Gannett Co., Inc. (the “Company”) entered into an underwriting agreement with Barclays Capital Inc. (the “Underwriter”) in connection with a proposed public offering of $500,000,000 of the Company’s 4.125% Notes due 2008 (the “Notes”). The Notes will mature on June 15, 2008, with interest payable semiannually on June 15 and December 15 of each year outstanding, beginning December 15, 2005. The closing of the offering is expected to occur on June 16, 2005. A copy of the underwriting agreement is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: June 15, 2005	By:	/s/ Gracia C. Martore
Gracia C. Martore
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 13, 2005, by and between the Company and Barclays Capital Inc. (the “Underwriting Agreement”).

1.2	Underwriting Agreement Standard Provisions (Debt and/or Warrants) dated December 1, 1986 (incorporated by reference to Exhibit 1 to the Company’s Current Report on Form 8-K dated December 16, 1991).

4.1	Form of Fourth Supplemental Indenture between the Company and Wells Fargo Bank, National Association, as Successor Trustee.

4.2	Form of 4.125% Note due 2008.

5.1	Opinion of Thomas L. Chapple regarding the legality of the Notes offered pursuant to the Underwriting Agreement.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Thomas L. Chapple (included in Exhibit 5.1).